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                  EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT

                        AMERICAN EAGLE OUTFITTERS, INC.

                          YEAR ENDED JANUARY 31, 1998



(1)  Subsidiaries of the registrant:

     -    Retail Commerce Company
               Incorporated in Nevada

     -    Retail Royalty Company
               Incorporated in Nevada

     -    Prophecy Co.
               Incorporated in Ohio

     -    Prophecy Ltd. Partner Co.
               Incorporated in Ohio

     -    Prophecy Limited Partnership
               An Ohio Limited Partnership